EX-10.11 FORM OF INITIAL SEED CAPITAL SUBSCRIPTION AGREEMENT

Exhibit 10.11

SAVVLY 80+ FUND

SEED CAPITAL

SUBSCRIPTION AGREEMENT

THIS SEED CAPITAL SUBSCRIPTION AGREEMENT is entered into as of the _____ day of  , 2026, between Savvly 80+ Fund, a Delaware statutory trust, organized and existing under the laws of Delaware (the “Fund”) and the individual residing in the State of   (the “Purchaser”) named in Appendix 1 hereto.

WHEREAS, the Fund is a closed-end management investment company registered under the 1940 Act (Commission CIK No. 0002053339), is advised by Savvly Advisor, LLC, an investment adviser registered under the Investment Advisers Act of 1940 (the “Adviser”), and holds its assets in custody at U.S. Bank, N.A. (the “Custodian”); and

WHEREAS, the purpose of this subscription is to provide the Fund with the initial seed capital required by Section 14(a) of the 1940 Act—namely, aggregate net worth of at least $100,000—prior to the commencement of any public offering of the Fund’s shares, which seed capital the Fund is raising from no more than twenty-five (25) accredited investors in a private placement not involving any public offering, with each such investor executing a separate subscription agreement in this form;

THE PARTIES HEREBY AGREE AS FOLLOWS:

I.PURCHASE AND ISSUANCE OF SHARES. Subject to the terms and conditions of this Agreement, the Fund agrees to sell to the Purchaser, and the Purchaser agrees to purchase from the Fund, the following in exchange for the Purchaser's committed investment amount (the "Investment Amount") of: $ ____________

(a) Units. Four (4) units (the "Units"), each consisting of a number of Common Shares and a corresponding number of Tracking Shares as set forth below:

Unit	Tracking Shares	Common Share Allocation	Payout Age
Unit 1	4 Tracking Shares	40% of Common Shares purchased	Age 80
Unit 2	3 Tracking Shares	30% of Common Shares purchased	Age 85
Unit 3	2 Tracking Shares	20% of Common Shares purchased	Age 90
Unit 4	1 Tracking Share	10% of Common Shares purchased	Age 95

(b) Common Shares. A number of common shares of beneficial interest (the "Common Shares"), each representing an equal undivided interest in the net assets of the Fund attributable to the Common Shares, equal to (i) the Investment Amount minus $0.10 (representing the aggregate liquidation preference of the ten (10) Tracking Shares issued as part of the Units), divided by (ii) the net asset value per share of the Portfolio ETFs held by the Fund at the closing price on the trading day immediately preceding the date of this Agreement (the "Purchase Price per Share").

(c) Tracking Shares. Ten (10) tracking shares of beneficial interest (the "Tracking Shares"), issued as part of the Units described in Section (a) above, each with an initial liquidation preference of $0.01 per share, aggregating to $0.10. The Tracking Shares will track the excess value retained by the Fund through early withdrawal penalties, allocated quarterly in accordance with the Fund's longevity factor methodology. The Tracking Shares are preferred stock of the Fund and have preference and priority over the Common Shares.

The Units so purchased constitute the Purchaser's portion of the Fund's initial seed capital (the "Seed Shares" or “Shares”).

II.REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER.

The Purchaser hereby represents and warrants to, and covenants for the benefit of the  Fund that:

(1)PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made by the Fund with the Purchaser in reliance upon the Purchaser’s representation to the Fund, which by the Purchaser’s execution of this Agreement the Purchaser hereby confirms, that the Shares are being acquired for investment for the Purchaser’s own account, and not as a nominee or agent.

The Fund represents the following:

(i)A registration statement amendment on Form N-2 (File Nos. 333-284564 under the Act and 811-24045 under the 1940 Act) (as amended to date, the “Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”); and the  prospectus in the Registration Statement is hereinafter called the “Prospectus”);

(ii)Each of the Shares comprising the Seed Shares shall be duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and, as of the time of payment of the Purchase Price by the Purchaser (the "Closing Time"), will conform in all material respects to the description of the Shares comprising the Seed Shares contained in the Prospectus. The Seed Shares will not be listed on a national securities exchange, may not be transferred, and are subject to restrictions on redemption, all as described in the Prospectus;

By executing this Agreement, the Purchaser further represents that the Purchaser does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

(2)INVESTMENT EXPERIENCE. The Purchaser acknowledges that it can bear the economic risk of the investment for an indefinite period of time and has such knowledge and experience in financial and business matters (and particularly in the business in which the Fund operates) as to be capable of evaluating the merits and risks of the investment in the Seed Shares. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”).

(3)RESTRICTED SECURITIES. The Purchaser understands that the Shares are characterized as “restricted securities” under the United States securities laws inasmuch as they are being acquired from the Fund in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the 1933 Act only in certain circumstances which are not applicable because of the limits on resale built into the terms of the Fund. In this connection, the Purchaser represents that it understands the resale limitations imposed by the 1933 Act and is generally familiar with the existing resale limitations imposed by Rule 144 under the 1933 Act.

(4)LEGENDS. It is understood that the certificate evidencing the Shares, if any, may bear either or both of the following legends:

(i)“These securities have not been registered under the Securities Act of 1933. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the Shares under such Act or an opinion of counsel reasonably satisfactory to the Board of Trustees of Savvly 80+ Fund that such registration is not required.”

(ii)Any legend required by the laws of any other applicable jurisdiction.

The Purchaser and the Fund agree that the legends contained in the paragraph above shall be removed at a holder’s request when they are no longer necessary to ensure compliance with federal securities laws.

(5)NEW FUND STRUCTURE. The Purchaser acknowledges and agrees that the Fund is a new type of closed-end investment fund with the terms and characteristics disclosed in the Registration Statement.  The Purchaser understands the limited liquidity, early withdrawal penalty and other terms of its investment in the Units as described in the Registration

(6)MARITAL STATUS; COMMUNITY PROPERTY. The Purchaser represents that the Purchaser’s marital status and state of legal residence are as set forth on the Purchaser’s signature page hereto. If the Purchaser is married and resides in (or is otherwise subject to the community property laws of) a community property jurisdiction—currently Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Texas, Washington and Wisconsin, together with Alaska, South Dakota and Tennessee to the extent the Purchaser and the Purchaser’s spouse have elected community property treatment, and any other jurisdiction that recognizes community or marital property rights—the Purchaser acknowledges and agrees that the Shares may constitute community property or otherwise be subject to a marital property interest of the Purchaser’s spouse. In any such event, the Purchaser shall cause the Purchaser’s spouse to execute and deliver to the Fund the Spousal Consent and Waiver of Community Property Rights in the form attached hereto as Exhibit A as a condition to the sale and issuance of the Shares. The Purchaser further agrees that, notwithstanding any community or marital property interest of the Purchaser’s spouse, the Fund, the Adviser and the Fund’s transfer agent shall be entitled to treat the Purchaser as the sole holder of record of the Shares and as the sole party authorized to vote, transfer, redeem, pledge, consent with respect to, or otherwise exercise any right in respect of the Shares, without any requirement of the separate consent, joinder or signature of the Purchaser’s spouse.

(7)COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

SAVVLY 80+ FUND*

By: Dario Fusato

Title: Chief Executive Officer

APPENDIX 1

SAVVLY 80+ FUND

SEED CAPITAL SUBSCRIPTION AGREEMENT

PURCHASER SIGNATURE

PURCHASER

Signature

Print Name:

Phone:

Address:

State of Residence:

Marital Status (married / unmarried):

Designated Beneficiary (name & relationship):

Date:

EXHIBIT A

SPOUSAL CONSENT AND WAIVER OF COMMUNITY PROPERTY RIGHTS

The undersigned is the spouse of _____________________ (the “Purchaser”) and acknowledges that the undersigned has read and understands the foregoing Subscription Agreement (the “Agreement”) between Savvly 80+ Fund (the “Fund”) and the Purchaser, to which this Spousal Consent is attached. Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

The undersigned is aware that, under the provisions of the Agreement and the community or marital property laws of the state in which the undersigned and the Purchaser reside, the undersigned may have a community property or other marital property interest in the Seed Shares acquired under the Agreement.

The undersigned hereby:

(a)consents to and approves of all of the provisions of the Agreement;

(b)agrees that the Shares, and any community or marital property interest the undersigned may have in them, are subject to all of the terms and conditions of the Agreement;

(c)agrees to be bound by, and to take no action contrary to, the provisions of the Agreement; and

(d)waives, to the fullest extent permitted by applicable law, any community property or other marital property right that would otherwise entitle the undersigned to act independently of the Purchaser with respect to the Shares, including any requirement that the undersigned separately consent to, join in, or sign for any vote, transfer, redemption, pledge, consent or other disposition of, or other exercise of rights with respect to, the Shares.

The undersigned acknowledges that the Fund and the Adviser are relying on this Spousal Consent in entering into the Agreement and in dealing with the Purchaser as the sole holder of the Shares. The undersigned further acknowledges that the undersigned has been advised to obtain independent legal counsel with respect to this Spousal Consent and has either obtained such counsel or has voluntarily elected not to do so.

Signature of Spouse

Print Name:

Date:

[Spousal Consent to Subscription Agreement]